                       RETENTION AND SEVERANCE AGREEMENT
                       ---------------------------------

          THIS AGREEMENT (the "Agreement"), made this 25th day of November, 1996, is entered into by BANYAN SYSTEMS INCORPORATED, a Massachusetts corporation (the "Company"), and JEFFREY D. GLIDDEN (the "Employee").

          The Employee has been appointed the Chief Financial Officer and Senior Vice President of the Company, and in connection therewith the Employee and the Company agree as follows:

          1.  STOCK OPTIONS.  On the date hereof, the Company will (i) cancel
              -------------
the stock options held by the Employee set forth on Exhibit A hereto and (ii)
                                                    ---------
grant to the Employee an Incentive Stock Option (the "Stock Option") to purchase 125,000 shares of Common Stock of the Company ("Common Stock") at a per share exercise price of $3.75 per share. The Stock Option will be granted pursuant to the Company's 1992 Stock Incentive Plan, as amended, and will be substantially in the form attached as Exhibit B hereto. The Stock Option shall be
                        ---------
exercisable, subject to the Employee's continued employment by the Company, with respect to 31,250 shares on November 6 of each of 1997, 1998, 1999 and 2000.
The right of exercise shall be cumulative. The option installment of 31,250 shares that would otherwise vest on November 6, 1999 shall immediately vest and become exercisable on the date that the closing price of the Common Stock on the Nasdaq National Market (or such other exchange on which the Common Stock is then traded) is at least $8.00 per share, and the option installment of 31,250 shares that would otherwise vest on November 6, 2000 shall immediately vest and become exercisable on the date that the closing price of the Common Stock on the Nasdaq National Market (or such other exchange on which the Common Stock is then traded) is at least $12.00 per share. Except as otherwise set forth herein or in the Stock Option, the Stock Option will terminate upon the earlier of (i) November 25, 2006 and (ii) three months from the date of death of the Employee or termination of the Employee's employment with the Company (provided that the Stock Option shall be exercisable only to the extent that the Employee was entitled to exercise the Stock Option on the date of such termination).

          2.  BONUS PAYMENTS.  The Company shall pay the Employee a bonus in the
              --------------
amount of $25,000.00 on December 31, 1996 for the completion of the Company's 1997 business plan, the completion of the Series A Preferred Stock Purchase Agreement and related agreements among America Online Incorporated, Digital City Inc. and Switchboard Incorporated, and for managing Switchboard Incorporated as interim President. In addition, upon the earlier of (i) March 31, 1997 and (ii) the appointment of the Company of a new Chief Executive Officer, the Company shall pay to the Employee a bonus in the amount of $25,000.00, subject to the Employee's continued employment with the Company as of such date.

          3.  INVOLUNTARY TERMINATION OR CHANGE IN CONTROL.  In the event of (i)
              --------------------------------------------
the involuntary termination of employment of the Employee other than a termination "for cause" (as defined below) or (ii) a "material reduction of responsibilities" (as defined below) of the Employee that occurs after a "change in control" (as defined below) of the Company, (a) the Company shall pay to the Employee an amount equal to his then-current annual salary ($200,000.00), bonuses ($100,000.00) and benefits (other than benefits under the Company's 401(k) plan), totaling $300,000.00, on customary Banyan pay days for a period of twelve months at the Undersigned's base, bi-weekly gross salary plus bonus rate of $11,538.46, less applicable deductions for medical, dental, prescription and life insurance contributions and/or withholdings for taxes or similar governmental payments or charges; (b) the Company shall pay to the Employee any bonus amounts that are accrued as of the date of involuntary termination or material reduction of responsibilities, as applicable; and (c) 100% of the options granted pursuant to Section 1 above (62,500 shares) then held by the Employee that are not then vested shall become fully vested and immediately exercisable in full, and except as otherwise provided in the option plan under which such options are granted, shall remain exercisable for a period of twelve months from such date.

     For purposes of this Section 3, the following terms shall have the following respective meanings:

     (1) Termination of employment "for cause" shall mean termination by reason of (a) any act or omission involving dishonesty, gross negligence or misconduct, or (b) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony.

     (2) A "material reduction in responsibilities" shall be deemed to occur if and only if the Employee is given a title that does not include "Chief Executive Officer", "Chief Financial Officer", "Chief Operating Officer", or "President" of the Company.

     (3) A "change in control" of the Company shall be deemed to occur if and only if (a) any person or entity (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company is substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities and Exchange of 1934, as amended), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding voting securities, (b) a merger or consolidation of the Company following which the voting securities of the Company outstanding immediately prior thereto do not continue to represent more than 50% of the combined voting power of the voting securities of the Company or the entity outstanding immediately after such merger or consolidation, or (c) a sale of all or substantially all of the assets of the Company.


     4.   MISCELLANEOUS.
          -------------
          4.1. AMENDMENT.    This Agreement may be amended or modified only by a
               ---------
written instrument executed by both the Company and the Employee.

          4.2  GOVERNING LAW.  This Agreement shall be construed, interpreted
               -------------
and enforced in accordance with the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

BANYAN SYSTEMS INCORPORATED           EMPLOYEE


By:  /s/ John F. Burton             By:  /s/  Jeffrey D. Glidden
    -------------------                  -----------------------
                                        Jeffrey D. Glidden

Title:  Chairman of the Board       Date:  November 25, 1996
        ---------------------              -----------------


Date:  November 25, 1996
       -----------------

                              JEFFREY D. GLIDDEN
                              ------------------



                                   EXHIBIT A
                                   ---------

                            CANCELED STOCK OPTIONS
                            ----------------------



================================================================================

          NUMBER OF SHARES        EXERCISE PRICE        DATE OF GRANT
================================================================================

              25,000                   $15.37             July 1994
--------------------------------------------------------------------------------

              10,000                   $17.37           February 1995
--------------------------------------------------------------------------------

              50,000                   $ 8.00             March 1996
--------------------------------------------------------------------------------

              20,000                   $ 8.00             March 1996
--------------------------------------------------------------------------------
